ZYGO CORPORATION

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. Purpose. The purpose of the Zygo Corporation Non-Employee Director Stock Option Plan (the "Plan") is to enable Zygo Corporation (the "Company") to provide stock options to members of its Board of Directors (the "Board") who are not also employees of, or consultants to, the Company ("Non-Employee Directors"). It is intended that the Plan will constitute a "formula plan" within the meaning and for the purposes of Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934. The provisions of the Plan and of any option agreement made pursuant to the Plan will be interpreted and applied accordingly.

     2. Stock Subject to the Plan. Except as otherwise permitted by paragraph 6 hereof, the Company may issue and sell a total of [200,000] shares of its common stock, $.10 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires.

     3. Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The decision of the Board as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.


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     4. Automatic Option Grants. Options to purchase shares of Common Stock will automatically be granted under the Plan to Non-Employee Directors as follows:

          (a) an option to purchase 25,000 shares of Common Stock will be granted on the date this Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's stockholders at their next annual meeting, to each individual who is then serving as a Non-Employee Director;

          (b) an option to purchase 25,000 shares of Common Stock will automatically be granted to each new Non-Employee Director on the date of his or her initial election or appointment subsequent to the date the Plan is adopted by the Board; and

          (c) an option to purchase 25,000 shares of Common Stock will automatically be granted to each Non-Employee Director on the fifth anniversary of the date on which an option was previously granted to such Non-Employee Director, provided that he or she shall have continuously served as a director of the Company through such fifth anniversary; provided, however, that no option shall be granted under this Plan to an individual who previously received an option granted under the Company's Non-Qualified Stock Option Plan in his capacity as a Non-Employee Director unless such individual shall have agreed to the termination of that portion of the prior option which would otherwise first become exercisable after December 31, 1994.

     5. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by a written agreement containing the following terms and conditions:

          a. Option Price. The purchase price per share shall be equal to the fair market value of a share of Common Stock on the date the option is granted. For this purpose, the fair market value of a share of Common Stock

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     on any date will be equal to the closing  sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date.

          b. Option Period. Subject to the provisions hereof, the period during which an option may be exercised shall be ten years from the date the option is granted.

          c. Exercise of Options.

          (1) An option will become exercisable at the rate of 20% for each year of the optionee's continuous service as a director from the date the option is granted; provided, however, that, if an optionee completes more than six months (but less than one year) of service as a director in the year in which his or her service as a director terminates, then he or she will be credited with a year of continuous service for such last year in determining the portion of the option which is exercisable at the time of such termination of service. All or part of the exercisable portion of an option may be exercised at any time during the option period, except that, without the consent of the Board, no partial exercise of an option shall be made for less than [1,000] shares. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment in full of the purchase price, together with the amount, if any, deemed necessary to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Board are made with respect to the satisfaction of such withholding obligations).

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          (2) The Company's  obligation to sell and deliver shares upon exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. If at the time of any exercise of this option a Registration Statement under the Securities Act of 1933, as amended (the "Act") shall not be effective with respect to the shares to be acquired on such exercise, then, as a condition to such exercise and the delivery of the shares, the optionee shall deliver to the Company a written statement, satisfactory in form and substance to counsel for the Company, confirming (a) the financial information pertaining to the Company as to which the optionee had access and (b) that any shares acquired by the optionee upon exercise of this option will be acquired by the optionee for his or her own account for investment and not with a view to the distribution or resale of any such shares. Any certificate for shares issued upon the exercise of this option may at the Company's option, bear a legend stating that the shares represented by such certificate were purchased only for investment and may be transferred only if counsel for the Company is satisfied that no violation of the Act is involved. The Company shall be entitled to further postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it (i) to file a Registration Statement under the Act with the Securities and Exchange Commission with respect, among others, to the shares of Common Stock which may be purchased under this option, or (ii) to comply with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed.

          d. Payment of Option Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan shall be payable in cash or check and/or previously-owned shares of Common

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     Stock.  If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be the fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the optionee.

          e. Rights as a Shareholder. No shares of Common Stock shall be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made. The holder of an option shall have no rights as a shareholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          f. Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

          g. Termination of Service. If an optionee ceases to serve as a director of the Company for any reason, then each outstanding option granted to him or her under the Plan shall terminate on the date three months after the date of such termination of service.

          h. Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any

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     conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. Capital Changes, Reorganization, Sale. If (a) the Company shall at any time be involved in a complete or partial liquidation or reorganization, including a merger, consolidation, or sale or distribution of assets, (b) the Company shall declare a stock dividend or subdivide or combine its Common Stock, or (c) any other event shall occur which in the judgment of the Board necessitates action by way of adjusting the terms of the option, then the Board shall forthwith take any such action as in its judgment shall be necessary to preserve to the optionee rights substantially proportionate to the rights existing prior to such event or, in the case of a liquidation or reorganization, terminate the option upon notice given at least thirty (30) days prior to the effective date of the transaction, or provide for its assumption by any surviving, consolidated, or successor corporation; provided, that in the event that the option is terminated, the option shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto, without regard to any installment exercise provisions (i.e., all vested and otherwise nonvested options will be and become exercisable until such effective date). Notwithstanding the foregoing, the right to exercise options without regard to any installment exercise provisions shall not apply to any option holder who initiated the transaction resulting in the application of this paragraph 6 unless such person initiated the transaction pursuant to instructions or authority from the Company. For the purpose of the foregoing, actions taken by members of an option holder's family shall be deemed to have been taken by him or her.

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     7. Amendment and  Termination of the Plan. The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the stockholders of the Company.  No amendment or termination  may adversely  affect
any   outstanding   option   without  the  written   consent  of  the  optionee.
Notwithstanding anything to the contrary contained herein or in any option agreement made hereunder, the provisions of paragraphs 4 and 5(a) of the Plan and any other provision of the Plan or of an option agreement relating to the timing of option grants, the amount of shares covered thereby and the exercise price thereunder may not be amended more than once every six months, and no amendment may be made to the Plan or an option agreement if, as a result of such amendment, the Plan would no longer qualify as a "formula plan" under Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to be retained or elected or re-elected as a member of the Board.

     9. Governing Law. The Plan and each option agreement shall be governed in all respects by the laws of the State of Delaware without giving effect to the provisions relating to conflicts of law.

     10. Term of the Plan. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the


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Company  within one year from the date of adoption  by the Board.  The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

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